Exhibit 99.1

Media Contact:
Dana Stelsel
Corporate Communications Manager
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Jeff Taylor
Senior Vice President and Chief Financial Officer
(765) 771-5438
jeff.taylor@wabashnational.com

Dick Giromini, Wabash National CEO, to step down in June

President & COO, Brent Yeagy, named as successor

LAFAYETTE, Ind. – December 15, 2017 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today announced that Richard J. Giromini, Chief Executive Officer, notified the Company that he will step down from his position as Chief Executive Officer on June 1, 2018. Brent Yeagy, currently President and Chief Operating Officer, will become President and Chief Executive Officer, effective June 2, 2018, as part of a planned succession. To support Mr. Yeagy in his new role, Mr. Giromini will remain with the Company, serving in the role of Executive Advisor through June 1, 2019, following which he will retire from Wabash National.

Dr. Martin Jischke, Chairman of the Board, stated, “Dick Giromini’s leadership of Wabash National Corporation has been quite extraordinary. On behalf of the Board of Directors, I extend to Dick our gratitude and admiration for his many contributions as Wabash National’s Chief Executive Officer. His impact on Wabash National has been remarkable. The record-setting business performance, the continued development of a talented team of associates, and an unwavering commitment to integrity in all that we do will make his time of company leadership an ongoing source of pride for all who are associated with Wabash National. The Board looks forward to working with our next CEO, Brent Yeagy. Brent is a very talented, energetic, and experienced leader who we are confident will continue Wabash National’s growth and success.”

Mr. Giromini stated, “Working with the outstanding associates of Wabash National these past 15-plus years, including these past eleven years as CEO, has truly been a privilege and honor, and I feel blessed to have been a part of such a great organization. We have worked diligently from day one to effect a complete transformation of our business from top to bottom, with these efforts culminating in five consecutive years of record performance. I extend heartfelt thanks to Dr. Jischke and the rest of the board of directors for their unwavering support throughout these many years as we worked closely together in executing our strategy to convert our business into the high-performance machine that we see today.”

Mr. Giromini continued, “With this transformation now at a good stage, it’s the perfect time to step down. I am extremely confident that Brent Yeagy is not only well-prepared to take over the reins, but equipped to take our company to greater and greater heights. I look forward to working with Brent to assure a smooth transition of leadership over these next several months and in providing him ongoing support in the year to follow.”

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #